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Metris Receivables, Inc.                             Metris Master Trust                                             Monthly Report
Securityholders' Statement                             Series 1999-1                                                      Oct-2002
Section 5.2                                                                 Class A                 Class B                 Total
(i)  Security Amount .................................................. 500,000,000.00          49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................           0.00                     --                  0.00
(iii)  Security Interest Distributed ..................................     908,333.33                     --            908,333.33
(iv)  Principal Collections ...........................................  25,457,459.02           2,517,770.70         27,975,229.72
(v)  Finance Charge Collections .......................................  11,098,492.73           1,097,653.12         12,196,145.85
       Recoveries .....................................................     341,905.95              33,814.87            375,720.82
       Principal Funding Account Investment Earnings ..................           0.00                   0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........           0.00                   0.00                  0.00
         Total Finance Charge Collections .............................  11,440,398.68           1,131,467.99         12,571,866.67
Total Collections .....................................................  36,897,857.70           3,649,238.69         40,547,096.39
          (vi) Aggregate Amount of Principal Receivables ..............             --                     --     10,023,041,254.69
       Invested Amount (End of Month) ................................. 500,000,000.00          49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................      4.9885059%             0.4933687%            5.4818746%
       Fixed/Floating Allocation Percentage ...........................      4.9885059%             0.4933687%            5.4818746%
       Invested Amount (Beginning of Month) ........................... 500,000,000.00          49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................             --                     --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........             --                     --                    --
       Current ........................................................             --                  82.29%     8,733,799,304.49
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....             --                   6.08%       644,878,257.21
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....             --                   3.39%       359,586,487.40
       90 Days and Over (60+ Days Contractually Delinquent) ...........             --                   8.24%       874,564,990.12
Total Receivables .....................................................             --                 100.00%    10,612,829,039.22
             (viii) Aggregate Investor Default Amount .................             --                     --          7,729,436.59
         As a % of Average Daily Invested Amount ......................             --                     --                    --
        (Annualized based on 365 days/year) ...........................             --                     --                 16.56%
(ix)  Charge-Offs .....................................................           0.00                   0.00                  0.00
(x)  Servicing Fee ....................................................             --                     --            933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................             --                     --                  0.00
(xii)  Excess Funding Account Balance .................................             --                     --                  0.00
(xiii)  New Accounts Added ............................................             --                     --                     0
(xiv)  Average Gross Portfolio Yield ..................................             --                     --                 26.94%
         Average Net Portfolio Yield ..................................             --                     --                 10.38%
(xv)  Minimum Base Rate ...............................................             --                     --                  4.18%
        Excess Spread .................................................             --                     --                  6.20%
(xvi)  Principal Funding Account Balance ..............................             --                     --                  0.00
(xvii)  Accumulation Shortfall ........................................             --                     --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period             --                     --             June 2003
        Accumulation Period Length ....................................             --                     --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........             --                     --                  0.00
        Required Reserve Account Amount ...............................             --                     --                  0.00
        Available Reserve Account Amount ..............................             --                     --                  0.00
        Covered Amount ................................................             --                     --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................             --                     --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................             --                     --                  0.00
(xxi)  Policy Claim Amount ............................................             --                     --                  0.00
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